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Exhibit 21.1

SILICON GRAPHICS, INC. SUBSIDIARIES

Name	Jurisdiction of Incorporation
Alias/Wavefront, Inc.	California
ParaGraph International, Inc.	California
WTI Developments, Inc.	California
Cray Research, LLC	Delaware
Cray Asia/Pacific, Inc.	Delaware
Cray Financial Corporation	Delaware
Cray Research (America Latina) Ltd.	Delaware
Cray Research (Eastern Europe) Ltd.	Delaware
Cray Research (India) Ltd.	Delaware
Cray Research International, Inc.	Delaware
Silicon Graphics Federal, Inc.	Delaware
Silicon Graphics Real Estate, Inc.	Delaware
Silicon Graphics World Trade Corporation	Delaware
Silicon Studio, Inc.	Delaware
Silicon Graphics S.A.	Argentina
Silicon Graphics Pty Limited	Australia
Silicon Graphics International Inc.	Barbados
Silicon Graphics S.A./N.V.	Belgium
Alias/Wavefront N.V.	Belgium
Silicon Graphics Comercio e Serviços Limitada	Brazil
Cray Research (Canada) Inc.	Canada
Silicon Graphics Limited	Canada
Wavefront Canada Limited	Canada
Silicon Graphics spolecnost rucerum omezenym	Czech Republic
Silicon Graphics A/S	Denmark
Silicon Graphics	France
Alias/Wavefront SAS	France
Silicon Graphics GmbH	Germany
Alias/Wavefront GmbH	Germany
Silicon Graphics Limited	Hong Kong
Silicon Graphics Kft.	Hungary
Silicon Graphics Systems (India) Ltd	India
Cray Research (Israel) Ltd.	Israel
Silicon Graphics Computer Systems Limited	Israel
Alias/Wavefront Srl.	Italy
Silicon Graphics S.p.A.	Italy
Alias/Wavefront KK	Japan
SGI Japan Limited.	Japan
Korea Silicon Graphics Ltd.	South Korea
Silicon Graphics Sdn. Bhd.	Malaysia
Silicon Graphics S.A. de C.V.	Mexico
Silicon Graphics B.V.	Netherlands
Silicon Graphics Europe Trade B.V.	Netherlands
Silicon Graphics World Trade B.V.	Netherlands
Silicon Graphics Limited	New Zealand
Silicon Graphics A/S	Norway

Silicon Graphics Computer Engineering and Technology (China) Co. Ltd.	People's Republic of China
Silicon Graphics Pte. Limited	Singapore
Silicon Graphics (Pty) Limited	South Africa
Silicon Graphics, S.A.	Spain
Silicon Graphics AB	Sweden
Silicon Graphics S.A.	Switzerland
Silicon Graphics Manufacturing S.A.	Switzerland
Silicon Graphics Trading SARL	Switzerland
Silicon Graphics Limited	Taiwan
Silicon Graphics Bilbisayar Sistemleri Anonim Siket	Turkey
Alias/Wavefront Limited	United Kingdom
Silicon Graphics Limited	United Kingdom
Silicon Graphics Manufacturing Finance Limited	Jersey Channel Islands
Silicon Graphics S.A.	Venezuela

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  Exhibit 21.1
SILICON GRAPHICS, INC. SUBSIDIARIES